UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary Proxy Statement

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IMMUNIC, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1200 Avenue of the Americas, Suite 200
New York, New York 10036

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Immunic, Inc. (“Immunic” or the “Company”), to be held on June 11, 2024 at 9:00 a.m. Eastern time, virtually via the Internet at https://web.lumiconnect.com/276702602. The annual stockholders meeting will be a completely virtual meeting and will be conducted exclusively by webcast on the Internet. No physical meeting will be held.

Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, Immunic, Inc.

Sincerely,

/s/ Dr. Daniel Vitt	/s/ Dr. Duane Nash
Dr. Daniel Vitt Chief Executive Officer	Dr. Duane Nash Executive Chairman of the Board of Directors

New York, New York
April 23, 2024

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TABLE OF CONTENTS

Page

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	2
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
PROPOSAL NUMBER 1 ELECTION OF CLASS I DIRECTORS	20
PROPOSAL NUMBER 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
PROPOSAL NUMBER 3 TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION	23
REPORT OF THE AUDIT COMMITTEE	25
EXECUTIVE OFFICERS	26
EXECUTIVE COMPENSATION	28
RELATED PERSON TRANSACTIONS	40
SECURITY OWNERSHIP	41
OTHER MATTERS	44
PROPOSALS OF STOCKHOLDERS FOR 2025 ANNUAL MEETING	45
THE BOARD OF DIRECTORS	46

iii

IMMUNIC, INC.

1200 Avenue of the Americas, Suite 200

New York, New York 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. Eastern time, on June 11, 2024

Place	Virtually via the Internet at https://web.lumiconnect.com/276702602. No physical meeting will be held.

Items of Business

(1) To elect Dr. Daniel Vitt and Dr. Duane Nash as Class I Directors to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

(3) To approve, by non-binding advisory vote, the resolution approving named executive officer compensation.

(4) To transact other business that may properly come before the annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 22, 2024 Only stockholders of record of our common stock as of the close of business on April 22, 2024 are entitled to notice of and to vote at the annual meeting.

Meeting Admission	You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of the close of business on April 22, 2024. If you are a stockholder of record, you must use your 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in “street name,” you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

Voting	Your vote is very important. You may vote by proxy over the Internet or by telephone by following the instructions on the proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of the accompanying proxy statement.

By order of the Board of Directors,

/s/ Dr. Daniel Vitt

Dr. Daniel Vitt
Chief Executive Officer
New York, New York
April 23, 2024

IMMUNIC, INC.
PROXY STATEMENT

For the 2024 Annual Meeting of Stockholders to be held on June 11, 2024. The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of Immunic, Inc., a Delaware corporation, and any postponements or adjournments thereof. The annual meeting will be held on June 11, 2024 at 9:00 a.m. Eastern time, virtually via the Internet at https://web.lumiconnect.com/276702602. No physical meeting will be held.

Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

What am I voting on?

You are being asked to vote on three proposals:

•	the election of Dr. Daniel Vitt and Dr. Duane Nash as Class I Directors to hold office until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

•	the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

•	the approval, by non-binding advisory vote, of the resolution approving named executive officer compensation (the “Say on Pay Proposal”).

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason Dr. Daniel Vitt and Dr. Duane Nash are not available as candidates for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of Dr. Daniel Vitt and Dr. Duane Nash;

•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

•	“FOR” the Say on Pay Proposal.

Who may vote at the annual meeting?

Only stockholders of record as of the close of business on April 22, 2024, the record date, are entitled to vote at the annual meeting. As of the record date, there were 90,079,016 shares of our common stock issued and outstanding, held by 52 holders of record. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.

How can I attend the annual meeting?

You may attend the annual meeting online, including to vote and/or submit questions during the meeting, by logging in at https://web.lumiconnect.com/276702602. The virtual annual meeting will begin at approximately 9:00 a.m. Eastern time, with log-in beginning at approximately 8:45 a.m. on June 11, 2024. To participate in the virtual annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the annual meeting. However, even if you plan to attend the virtual annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote electronically at the annual meeting. See above in “How can I attend the annual meeting?”

•	You may vote by telephone. To vote over the telephone, dial toll-free 1 (800) 776-9437 or 1-718-921-8500 from foreign countries using a touch-tone telephone and follow the recorded instructions. Have your proxy card in hand when you call. You will be asked to provide the company number and control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 10, 2024.

•	You may vote via the Internet. To vote via the Internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you visit the website. You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 10, 2024.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attn: Corporate Secretary; or

•	attending the annual meeting and voting electronically. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee.

If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Do any of the proposals entitle me to a dissenter’s right of appraisal?

Our stockholders are not entitled to dissenters’ rights in connection with any of the proposals to be voted on at the annual meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.

What is the effect of giving a proxy?

Proxies are solicited by, and on behalf of, our board of directors. The persons named in the proxy, Glenn Whaley, our Chief Financial Officer, and Inderpal Singh, our General Counsel, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present in person or represented by proxy for us to hold and transact business at the annual meeting. On the record date, there were 90,079,016 shares outstanding and entitled to vote. Thus, the holders of at least 45,039,509 shares that must be present in person or represented by proxy at the annual meeting to have a quorum, i.e., the number of holders of more than half of the voting power of outstanding common stock entitled to vote.

Abstentions, “WITHHOLD” votes, and “broker non-votes” (as explained below) are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the meeting may be adjourned to another date by the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote thereat.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine.” There is at least one “routine” matter to be voted upon at the meeting relating to the ratification of Baker Tilly as our independent auditors for the year ending December 31, 2024. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine,” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 2) is considered routine under applicable federal securities rules. All other proposals are considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting (Proposals No. 2 and No. 3). However, because the outcome of Proposal No. 1 (election of a director) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Class I Directors. The election of each of Dr. Daniel Vitt and Dr. Duane Nash requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that if Dr. Daniel Vitt and Dr. Duane Nash each receives a single vote, they will be elected as Class I Directors. You may vote “FOR” or “WITHHOLD” for Dr. Daniel Vitt and Dr. Duane Nash. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent Dr. Daniel Vitt and Dr. Duane Nash from being elected as directors. Shares voted “WITHHOLD” will count towards the quorum requirement for the annual meeting.

Proposal No. 2: Ratification of Appointment of Baker Tilly. The ratification of the appointment of Baker Tilly requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Proposal No. 3: Approval, by non-binding advisory vote, of the Say on Pay Proposal. The approval, on an advisory basis, of the Say on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Who will count the votes?

A representative of Equiniti Trust Company, LLC will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of Dr. Daniel Vitt and Dr. Duane Nash;

•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

•	“FOR” the Say on Pay Proposal.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee.

Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on the sole “routine” matter - Proposal No. 2 relating to ratifying the appointment of Baker Tilly. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of a director or on Proposal No. 3 relating to approval of “Say on Pay.”

How can I contact Immunic’s transfer agent?

You may contact our transfer agent by writing to Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at 1 (800) 937-5449.

How are proxies solicited for the annual meeting, and who is paying for such solicitation?

This year we are furnishing our proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to Securities and Exchange Commission (“SEC”) rules. On or about April 23, 2024, we mailed, to our stockholders a “Notice Regarding the Availability of Proxy Materials” (the “Notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices.

If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email or phone.

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of Notices?

If you receive more than one set of Notices, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials, you may contact us as follows:

Immunic, Inc.
Attention: Investor Relations
1200 Avenue of the Americas, Suite 200

New York, New York 10036
(858) 673-6840

Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Eastern time, at our corporate headquarters located at 1200 Avenue of the Americas, Suite 200, New York, New York 10036.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2025 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2025 annual meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors (“board”) is currently composed of seven members. Two of our current directors, Dr. Vitt and Dr. Neermann, began their service in April 2019 in connection with the stock-for-stock exchange transaction between the Company (then known as Vital Therapies, Inc.) and Immunic AG (the “Exchange Transaction”). Five of the seven directors that currently comprise our board are “independent directors” within the meaning of such term as set forth in the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”). Our board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring.

The following table sets forth the names, ages, and certain other information for each director with a term expiring at the annual meeting (who is also a nominee for election as a director at the annual meeting) and for each of the continuing members of our board. All information is as of April 23, 2024.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Dr. Daniel Vitt	I	55	Director, Chief Executive Officer, President	2019	2024	2027
Dr. Duane Nash	I	53	Executive Chairman of the Board	2019	2024	2027

Continuing Directors
Dr. Jörg Neermann	II	57	Director	2019	2025	—
Ms. Tamar Howson	II	75	Director	2019	2025	—
Mr. Barclay Phillips	II	61	Lead Independent Director	2019	2025	—
Ms. Maria Törnsén	III	45	Director	2022	2026	—
Dr. Richard Rudick	III	73	Director	2023	2026	—

Nominees for Director

Dr. Daniel Vitt. Dr. Vitt is our Chief Executive Officer and a member of the board, positions he has held since April 2019. From January 2017 to 2022, he was also managing director of Immunic Research GmbH in Halle (Saale), our Germany subsidiary. He joined Immunic in January 2017 from 4SC AG, a publicly listed stock company based in Martinsried, Germany, which he co-founded in 1997. At 4SC, he served as Chief Scientific Officer and Chief Development Officer. In addition, from December 2011 to November 2017, Dr. Vitt served as managing director of 4SC Discovery GmbH, a German limited liability company. As a member of the executive board of 4SC, he was responsible for all research and development activities at 4SC group including four clinical stage products. Dr. Vitt currently serves as managing director for Listrax UG, a German limited liability company, and Brauhaus Germering GmbH, a German limited liability company. He is also a director of Immunic Australia Pty Ltd., an Australian limited liability company. Dr. Vitt studied chemistry in Siegen and Würzburg, Germany from 1989 to 1994 and graduated from the University of Würzburg. During his doctoral studies, he focused on the molecular design of small molecule therapeutics. In 1998, he received his Ph.D. from the Institute of Organic Chemistry at the University of Würzburg. We believe that Dr. Vitt’s extensive senior management experience in the life sciences industry, including as the Company’s Chief Executive Officer, qualify him to serve as a member of our board.

Dr. Duane Nash. Dr. Nash has been a member of the Board since January 2019 and has served as Chairman of the board of directors since April 2019, and as Executive Chairman since April 2020. Dr. Nash joined the Company in 2012, prior to the Exchange Transaction and has held various leadership roles in the Company, including Medical Director, Executive Vice President, Chief Business Officer, President, and Chief Executive Officer, a position he held until April 2019. Prior to joining the Company, Dr. Nash held various positions at Wedbush PacGrow Life Sciences, an investment bank, where he was employed from March 2009 to March 2012, serving most recently as Senior Vice President in Equity Research. Before that, he was a research analyst at Pacific Growth Equities, an investment bank, from April 2008 through March 2009, which was subsequently acquired by Wedbush Securities, Inc. Dr. Nash also practiced as an attorney from November 2002 to February 2008, most recently at the law firm of Davis Polk & Wardell, where he focused on intellectual property litigation and corporate matters. Dr. Nash has served on the board of directors of public and private companies in the pharmaceutical space since 2012. Dr. Nash earned a B.A. in biology from Williams College, an M.D. from Dartmouth Medical School, a J.D. from the University of California, Berkeley, and an M.B.A. from the University of Oxford. Dr. Nash completed his internship in general surgery at the University of California at San Francisco. We believe that Dr. Nash’s expertise and experience as a director and his service in various executive capacities for the Company, along with his extensive experience as an executive, research analyst and attorney, qualify him to serve as a member of our board.

Continuing Directors

Dr. Jörg Neermann. Dr. Neermann has been a member of the Board since April 2019. He most recently served as the CEO of the privately held German biotech company, Curexsys GmbH from May 2021 until September 2022. Prior to this until the end of 2020, Dr. Neermann worked for Life Sciences Partners (“LSP”) and was the managing director of LSP Services Deutschland GmbH, which provides management services for LSP V Coöperatieve U.A., one of the Company’s stockholders. He joined LSP in January 2007 and left the company in early 2021. Dr. Neermann’s prime focus and responsibility within LSP was to invest in unlisted securities. Prior to joining LSP, Dr. Neermann was the managing director of Deutsche Venture Capital, a venture capital and private equity division of Deutsche Bank, where he ran its healthcare investment franchise. Previously, he worked at Atlas Ventures in Germany where he also invested in the healthcare sector. Dr. Neermann has a strong scientific background and hands-on finance and investment expertise and has served on the boards of numerous European biotech and life science companies. From September 2011 until June 2023, Dr. Neermann served as a non-executive director at Vivoryon N.V., a German biotech company that went public on Euronext Amsterdam in 2014, which is active in the development of novel, disease-modifying therapeutics against Alzheimer’s disease. Currently, Dr. Neermann serves as a non-executive director at Idea AG, a private German company. Dr. Neermann was previously a supervisory board member of ViCentra B.V., a Dutch limited liability company, and Eyesense GmbH, a German limited liability company, until January 2021, Ventaleon GmbH, a German limited liability company, until December 2020, and Kuros AG, a Swiss-headquartered company, until May 2017. Dr. Neermann was also a board member of Imcyse S.A., a Belgian limited liability company, until January 2021. Currently, he is owner and managing director of Betula29 GmbH, a German limited liability company. Dr. Neermann studied biotechnology at the Technical University of Brunswick, Germany, and MIT in Cambridge, USA, and holds a Master’s degree and a Ph.D. in biotechnology from the Technical University in Brunswick, Germany. He also studied economics at the Technical University in Brunswick, Germany, and Harvard Business School. We believe that Dr. Neermann is qualified to serve on our board due to his scientific background and extensive experience as an investor in the biotechnology and healthcare industries, which enable him to contribute important insights to our board on strategic leadership and drug commercialization matters.

Tamar Howson. Ms. Howson has been a member of the Board since October 2019. Ms. Howson has served as an Independent Director at MEI Pharma, Inc. since September 2019, and Cue Biopharma, Inc. since September 2020. She previously served as an Independent Director at Organovo Holdings, Inc. from June 2013 until September 2019, Enzymotec until December 2017, ContraVir until October 2018 and Scientus Pharma until December 2019. From January 2009 until December 2011, Ms. Howson worked as a Senior Advisor on the transaction team at JSB-Partners, providing business development support to life sciences companies. Before that, she served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, Inc. Prior to her role at Lexicon Pharmaceuticals, Inc, Ms. Howson was Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb Company, responsible for worldwide oversight and management of the identification, evaluation and negotiation of mergers and acquisitions, licensing and other external alliance activities. Additionally, Ms. Howson spent nearly a decade at SmithKline Beecham, where she served as Senior Vice President and Director, Business Development and managed the company’s USD 100 million venture capital fund, SR One. We believe that Ms. Howson’s extensive experience in corporate and business development in the biotechnology and pharmaceutical industries qualify her to serve as a member of our board.

Barclay Phillips. Mr. Phillips has been a member of the Board since November 2019. Mr. Phillips is currently the Chief Operating Officer and Chief Financial Officer of Ribometrix, Inc., a discovery stage biotechnology company developing RNA-targeted small molecule therapeutics and managing member of Domantle Consulting LLC, a business strategy consulting firm for biotechnology companies. From 2008 to May 2019, Mr. Phillips served as the Chief Financial Officer for three separate Nasdaq listed, development stage biotechnology companies; G1 Therapeutics, Inc. (GTHX), Novavax (NVAX) and Micromet (acquired by Amgen in 2012 for $1.2B). In addition to carrying the CFO role, Mr. Phillips also held the title of SVP Corporate Development at G1 Therapeutics. During his tenure as CFO, Mr. Phillips was responsible for all finance and accounting functions, financing strategy (successfully raising over $1.4B), Wall Street and investor relations, public relations and corporate strategy and corporate development. Prior to his CFO experience, Mr. Phillips had extensive experience in life science venture investing and public market investing, serving for 9 years as the Managing Director of Vector Fund Management, a late-stage life sciences venture capital fund with over $250 million in committed capital and approximately 30 venture investments in biotechnology, medical technology and healthcare services companies. In addition, Mr. Phillips was Biotechnology Analyst and Director of Venture Investments for INVESCO Funds group, a no-load mutual fund family with a healthcare sector fund franchise totaling over $3.5 billion in assets under management. Mr. Phillips has served on the boards of several public and private companies, including roles as Audit Chair and Chair of the Nominating and Corporate Governance committees. He received a Bachelor of Arts degree in economics from the University of Colorado at Boulder. We believe that Mr. Phillips’ significant expertise in the areas of financing strategy, capital markets, and business development for multiple, Nasdaq-listed life science companies qualify him to serve as a member of our board and lead independent director.

Maria Törnsén. Ms. Törnsén joined the Board in July 2022. Currently, Ms. Törnsén serves as President (North America) of Calliditas Therapeutics AB. Ms. Törnsén served as Chief Commercial Officer at Passage Bio from July 2021 until December 2022, where she was responsible for leading and building out the company’s commercial organization and strategy, including determining product positioning and paths to commercialization. From 2019 to 2021, Ms. Törnsén served as Senior Vice President and General Manager of Sarepta Therapeutics’ U.S. Commercial organization, including market access, trade & distribution, reimbursement, sales, patient services and marketing. From 2017 to 2019, she was Vice President, Global Therapeutic Area Head of rare neurological, metabolic and endocrine diseases at Sanofi Genzyme, where she managed a $1.6 B portfolio with five marketed and three pipeline products, and was commercial lead on multiple alliances. From 2011 to 2017, Ms. Törnsén held advancing commercialization roles in the endocrine and rare diseases groups at Shire, rising to the role of Vice President, Head of Endocrine Rare Disease Sales, U.S. Commercial. Earlier in her career, she gained experience in global marketing and as a Product Specialist at Merck KGaA and Eli Lilly, respectively. Ms. Törnsén earned a Master of Science (MSc) in International Business Administration from Lund University, Sweden. We believe that Ms. Törnsén’s extensive experience in product commercialization, organization and strategy qualify her to serve on our board.

Dr. Richard Rudick. Dr. Rudick joined the Board in April 2023. Dr. Rudick has served since January 2023 as the President and CEO of Astoria Biologica, a private biotechnology company developing novel therapies for multiple sclerosis. Previously, Dr. Rudick served as the Vice President of Development Science at Biogen, Inc., a biotechnology company which engages in discovering, developing, and delivering therapies for neurological and neurodegenerative diseases, from May 2014 until September 2020. Dr. Rudick also served as a staff neurologist and director of the Mellen Center for the Cleveland Clinic from January 1987 until May 2014. Dr. Rudick holds an M.D. from Case Western Reserve University School of Medicine. We believe that Dr. Rudick‘s extensive leadership in clinical research and development experience of multiple sclerosis treatments qualify him to serve on our board.

Director Independence

The listing rules of Nasdaq require us to maintain a board comprised of a majority of independent directors, as determined affirmatively by our board. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities.

Our board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board has determined that none of Ms. Howson, Dr. Neermann, Mr. Phillips, Ms. Törnsén and Dr. Rudick, representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is an “independent director” as that term is defined under the Nasdaq listing rules. Dr. Nash and Dr. Vitt are not currently considered independent directors because of their positions as our Executive Chairman and Chief Executive Officer, respectively. Mr. Phillips is our lead independent director.

In making these determinations, our board considered the relationships that each non-employee director has with us and all other facts and circumstances our board deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our board is currently chaired by Dr. Nash. Our board believes that the Company and its stockholders are currently best served by this leadership structure. As Executive Chairman, Dr. Nash promotes unified leadership and direction for our board and management and provides the critical leadership necessary for carrying out our strategic initiatives. Dr. Nash, together with our board’s strong committee system and independent directors, allows our board to maintain effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe our current board leadership structure enhances the board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

In addition, Mr. Phillips serves as our lead independent director. As the lead independent director, Mr. Phillips is responsible for:

•	presiding at all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent Directors;

•	calling meetings of the independent Directors;

•	serving as an advisor to the CEO and the Chairperson, as well as a non-exclusive liaison between the Chairperson and the independent Directors;

•	proposing items to the Chairperson and CEO for inclusion in agendas for meetings of the Board when the Lead Independent Director determines it is appropriate or necessary;

•	being available, when appropriate, for consultation and direct communication with shareholders; and

•	fulfilling such other responsibilities and carrying out such special projects as the Board may from time to time request.

Board Diversity

Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
Board Size:
Total Number of Directors	7

Gender:	Male	Female	Non-Binary	Gender Undisclosed
	5	2	—	—

Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	2	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—
Undisclosed	—

Of our seven (7) current directors, two (approximately 29%) identify as having at least one diversity characteristic (i.e. female, non-binary, LGBTQ+ and/or race or ethnicity other than white).

Role of Board in Risk Oversight Process

Our board has an active role, as a whole and also at the committee level, in overseeing risk management. Our board is responsible for general oversight and regular review of risk management, including financial, strategic, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and governance committee is responsible for overseeing our corporate governance practices and the management of risks associated with board independence and potential conflicts of interest. Although each committee is responsible for evaluating and overseeing the management of certain risks, the entire board is regularly informed through discussions from committee members about such risks. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees

During our fiscal year ended December 31, 2023, our board held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board on which he or she served during the periods that he or she served.

Our board has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our board are described below.

Audit Committee

Our audit committee members currently consist of Mr. Phillips, Ms. Törnsén and Dr. Neermann. Mr. Phillips serves as the chairman. Each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board has also determined that Mr. Phillips and Ms. Törnsén each qualify as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfy the financial sophistication requirements of the Nasdaq listing rules.

Our audit committee oversees our corporate accounting and financial reporting processes and the audit and review of our financial statements and assists our board in monitoring our financial systems and financial compliance. Among other responsibilities, our audit committee also:

•	has the sole authority to engage, appoint and oversee the work of our independent auditors;

•	approves the hiring, discharging and compensation of our independent auditors as well as the compensation of any other accountants or auditors engaged by us in connection with the preparation of financial statements;

•	pre-approve all auditing services and related terms and non-audit services to be provided to us by our independent auditors and any other accounts or auditors engaged by us in connection with the preparation of financial statements;

•	evaluates, at least annually, the qualifications, independence and performance of the independent auditors;

•	reviews our financial statements and our critical accounting policies and estimates;

•	assists our board in monitoring and reviewing the adequacy and effectiveness of our internal accounting and financial controls as well as our internal control policies and procedures on a regular basis;

•	reviews our policies with respect to financial risk assessment and financial risk management;

•	reviews and monitors our policies and procedures relating to related person transactions;

•	reviews, in consultation with our independent auditors, our annual audit plan and scope of audit activities, monitoring such annual audit plan’s progress and reviewing and approving the scope and staffing of such plan; and

•	discusses and, as appropriate, reviews with management and our independent auditors our annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, among other matters.

Our audit committee operates under a written charter approved by our board and that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at http://ir.imux.com. Our audit committee held four meetings during 2023.

Compensation Committee

The members of our compensation committee are Ms. Howson, Ms. Törnsén and Dr. Rudick. Ms. Howson is currently the chair of our compensation committee. Our board has determined that each member of our compensation committee is an independent director under the current rules of Nasdaq, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the Nasdaq listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	assists our board in providing oversight of our compensation policies, plans and benefits programs;

•	reviews and recommends for board approval corporate goals and objectives relevant to the compensation of our Chief Executive Officer, our Section 16 executive officers and all other direct reports to the Chief Executive Officer who have material responsibilities within the Company (collectively referred to as the “Designated Employees”);

•	evaluates the performance of our Chief Executive Officer and Designated Employees in light of established goals and objectives;

•	recommends compensation of our Chief Executive Officer and Designated Employees based on its evaluations;

•	reviews and makes recommendations to our board with respect to the salary, benefit plans, compensation policies and programs for the Chief Executive Officer and Designated Employees;

•	reviews and discusses with management the compensation disclosures required by SEC rules;

•	engages a compensation consultant, legal counsel or other external advisors to advise on executive compensation and assess the independence of executive officers in accordance with Nasdaq listing rules;

•	evaluates whether any compensation consultant, legal counsel or other external advisor has a conflict of interest in accordance with the SEC rules; and

•	prepares the annual compensation committee report required by SEC rules.

Our compensation committee operates under a written charter approved by our board which satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.imux.com. Our compensation committee held five meetings during 2023.

Nominating and Governance Committee

The members of our nominating and governance committee are Dr. Neermann, Mr. Phillips and Dr. Rudick. Dr. Neermann is the chairman of our nominating and governance committee. Our board has determined that each member of our nominating and governance committee is independent under the Nasdaq listing rules.

Our nominating and governance committee oversees and assists our board in reviewing and recommending nominees for election as directors. Among other responsibilities, the nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of our board and its committees;

•	assesses the performance of members of our board and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board membership and conducts searches for potential members of our board;

•	fulfills our board’s oversight responsibility with respect to our cybersecurity policies, overseeing our risk management with respect to cybersecurity, reviewing our adoption and implementation of systems, controls and procedures designed to prevent, detect and respond to cyber-attacks or security breaches involving us, and reviewing our cybersecurity insurance requirements;

•	periodically reviews our policy with respect to the United States Foreign Corrupt Practices Act;

•	monitors the compliance of our senior officers with our Code of Business Conduct and Ethics; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee operates under a written charter approved by our board which satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.imux.com. Our nominating and governance committee held three meetings during 2023.

Compensation Committee Interlocks and Insider Participation

None of the current or past members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or director of any entity that has one or more executive officers serving on our compensation committee or our board.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the member or members of the board eligible for reelection, our nominating and governance committee will consider the following:

•	The current size and composition of our board and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like. Our nominating and governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our nominating and governance committee may consider appropriate.

The nominating and governance committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The nominating and governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and governance committee believe that it is essential that members of our board represent diverse viewpoints. Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest levels of personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board the director nominee. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board has the final authority in determining the selection of director candidates for nomination to our board.

Requirements for Stockholder Recommendations of a Candidate to our Board

It is the policy of our nominating and governance committee to consider recommendations for candidates to our board from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and personal references. Further details are set forth below in “Proposals of Stockholders for 2025 Annual Meeting.”

Our nominating and governance committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to Immunic, Inc., Attention: Corporate Secretary, 1200 Avenue of the Americas, Suite 200, New York, New York 10036. Our corporate secretary monitors these communications and will provide a summary of all received messages to the board at each regularly scheduled meeting of the board. Our board generally meets on a quarterly basis. Where the nature of a communication warrants, our corporate secretary may determine, in his judgment, to obtain the more immediate attention of the appropriate committee of the board, non-management directors, independent advisors or our management, as our corporate secretary considers appropriate.

Our corporate secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. This procedure for stockholder and other interested party communications with the non-management directors is administered by our nominating and governance committee. This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board at annual meetings of stockholders. We encourage, but do not require, directors to attend. All of our board members serving at the time of our 2023 annual meeting attended our 2023 annual meeting.

Code of Business Conduct and Ethics

Our board has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A copy of the code of business conduct and ethics is available on the corporate governance section of our website, which is located at http://ir.imux.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Employee, Officer and Director Hedging

Our board has adopted a written insider trading policy applicable to all directors, officers and employees. Subject individuals are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

Director Compensation Policy

Cash Compensation

Under our outside director compensation policy effective January 1, 2023, all non-employee directors are entitled to receive the following cash compensation for their services:

•	each non-employee director receives an annual base retainer of $40,000 except that the non-executive Chairman of the Board receives an annual base retainer of $67,500;

•	in addition to the annual base retainer, the chairman of our audit committee receives an annual fee of $20,000 and other members of our audit committee receive an annual fee of $10,000;

•	in addition to the annual base retainer, the chairman of our nominating and governance committee receives an annual fee of $10,000 and other members of our nominating and governance committee receive an annual fee of $5,000; and

•	in addition to the annual base retainer, the chairman of our compensation committee receives an annual fee of $15,000 and other members of our compensation committee receive an annual fee of $7,500.

All cash payments to non-employee directors are paid quarterly in arrears. We also reimburse our directors for their reasonable expenses incurred in connection with attending board and committee meetings.

The lead independent director is also be entitled to receive an annual cash retainer of $10,000 paid quarterly.

Equity Compensation

In addition to cash compensation, our non-employee directors are also entitled to equity awards under our outside director compensation policy. Each new non-employee director who first joins us is granted an initial award of a non-statutory stock option to purchase 20,000 shares of Company common stock, which increased to 32,000 for 2023. In addition, on the date of each annual meeting of stockholders, each non-employee director who has been a non-employee director for 6 months or more on the date of the annual meeting is granted an annual award of a non-statutory stock option to purchase 10,000 shares of Company common stock, which increased to 16,000 for 2023. The initial award vests in 36 monthly installments subject to the director’s continued service with the Company. The annual award vests in 12 monthly installments subject to the director’s continued service with the Company.

Director Compensation

Our compensation committee retained Aon Hewitt to provide recommendations on non-employee director compensation based on an analysis of market data compiled from comparable companies in the biotechnology industry. The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Maria Törnsén	55,290	24,378	—	79,668
Tamar Howson	51,594	24,378	—	75,972
Dr. Jörg Neermann	58,576	24,378	—	82,954
Dr. Vincent Ossipow(2)	23,417	—	—	23,417
Barclay Phillips	74,783	24,378	—	99,161
Dr. Richard Rudick	29,794	65,904	—	95,698

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (“ASC 718”) Compensation – Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 7 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	Dr. Ossipow served out the rest of his term until June 28, 2023 and did not stand for re-election at the 2023 annual meeting.

PROPOSAL NUMBER 1
ELECTION OF CLASS I DIRECTORS

Our board of directors is currently composed of eight directors and is divided into three staggered classes of directors. At the annual meeting, two Class I Directors will be elected to our board of directors by the holders of our common stock. Each Class I Director’s term continues until our 2027 annual meeting and the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

Nominees for Director

Our nominating and governance committee recommended for nomination and our board of directors nominated Dr. Daniel Vitt and Dr. Duane Nash for election as Class I Directors at the annual meeting. If elected, they will serve as Class I Directors until the 2027 annual meeting and until their respective successors are duly elected and qualified. For more information concerning Dr. Daniel Vitt and Dr. Duane Nash, please see the section entitled “Board of Directors and Corporate Governance.”

Dr. Daniel Vitt and Dr. Duane Nash have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event that any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominees who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Required Vote

The Class I Directors elected to the board of directors will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, if Dr. Daniel Vitt or Dr. Duane Nash receives a single “FOR” vote, he will be elected as Class I Director. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Dr. Daniel Vitt and Dr. Duane Nash. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of Dr. Daniel Vitt and Dr. Duane Nash as Class I Directors.

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024.

Notwithstanding such appointment and even if our stockholders ratify such appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Baker Tilly to our stockholders because we value our stockholders’ views on such appointment and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider appointing another independent registered public accounting firm. A representative of Baker Tilly is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees for services provided to us by Baker Tilly, our principal accountant. All fees below were pre-approved by the audit committee:

	Fiscal Year
	2023 ($)	2022 ($)
Audit Fees (1)	319,236	283,180
Audit-related Fees(2)	142,000	122,500
Tax Fees	---	—
All Other Fees	---	—
Total Fees	461,236	405,680

(1) Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2) Audit-related fees represent fees for services relating to comfort letters and registration statement filings.

Auditor Independence

In 2023, there were no other professional services provided by Baker Tilly that would have required our audit committee to consider their compatibility with maintaining the independence of Baker Tilly.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the services of Baker Tilly for 2023 and 2022 described above were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2024.

PROPOSAL NUMBER 3

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the Company is asking its stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following advisory resolution is submitted for stockholder vote at the annual meeting:

RESOLVED, that the stockholders of Immunic, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.

Although the “say-on-pay” vote is non-binding, the board of directors and the compensation committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

Required Vote

The Say on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the approval of the non-binding advisory resolution approving the Company’s Named Executive Officer compensation.

REPORT OF THE AUDIT COMMITTEE

The audit committee (which, as of the date below, is composed of the undersigned directors) is a committee of the board of directors comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on Immunic’s web site at http://ir.imux.com/documents-and-charters. The audit committee held four meetings during fiscal year 2023. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, the Company, and the Company’s independent auditor. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and its performance on an annual basis.

With respect to our financial reporting process, our management is responsible for (i) establishing and maintaining internal controls and (ii) preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. Specifically, the audit committee is responsible for the appointment, compensation, and general oversight of the external auditor, as well as fee negotiations with the external auditor. It is not the responsibility of the audit committee to prepare Immunic’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2023 with the management of Immunic;

•	discussed with Baker Tilly the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, section 380), and as adopted by the PCAOB in Rule 3200T; and

•	received the written disclosures and the letter from Baker Tilly as required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the audit committee concerning independence, and has discussed with Baker Tilly its independence.

Based on the audit committee’s review of our audited financial statements and the various discussions with management and Baker Tilly, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Immunic under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Immunic specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Barclay Phillips, Chair
Maria Törnsén
Dr. Jörg Neermann

April 23, 2024

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Immunic and other biographical information as of April 23, 2024, are set forth below. There are no family relationships among any of our directors and executive officers.

Name	Age	Position
Dr. Daniel Vitt	55	Chief Executive Officer, President, Director
Dr. Hella Kohlhof	51	Chief Scientific Officer
Dr. Andreas Muehler	60	Chief Medical Officer
Inderpal Singh	58	General Counsel
Patrick Walsh	41	Chief Business Officer
Glenn Whaley	56	Chief Financial Officer

Dr. Hella Kohlhof. Dr. Kohlhof joined Immunic in 2017 as our Chief Scientific Officer. She studied biology in Aachen, Gothenborg (Sweden) and Munich and received her Doctorate in Biology from the Ludwig Maximilians University of Munich (Germany). During her Ph.D. and post-doctoral position at the Institute of Clinical Molecular Biology and Tumor Genetics at the Helmholtz Centre in Munich, she worked on the normal and malignant B cell development influenced by Notch and Epstein Barr Virus mediated signaling. In 2008, she joined 4SC AG as a research scientist and group leader and established the research laboratory for translational pharmacology. She worked on 4SC’s preclinical and clinical stage projects from the oncology and immunology field, including IMU-838 and IMU-366. From 2011 onward, Dr. Kohlhof was responsible for the management and development of 4SC’s epigenetic clinical stage small molecule inhibitor 4SC-202. In early 2015, as Director of Development Projects, she took over responsibility for the complete development portfolio of 4SC AG. She currently serves as managing director of Immunic Research GmbH, a German subsidiary of the Company, and Constanze Investment GmbH, a German limited liability company, respectively. Dr. Kohlhof has a strong scientific background in the immunology and oncology field and is experienced in drug development, preclinical and translational pharmacology, clinical trial design and bio-marker development.

Dr. Andreas Muehler. Dr. Muehler joined Immunic in August 2016 as our Chief Medical Officer. Dr. Muehler received his medical degree (MD) from Humboldt-University in Berlin, Germany, and an MBA degree from Duke University. After a short period in clinical work, Dr. Muehler has worked within the pharmaceutical industry since 1992, mostly in the U.S., with leadership positions in preclinical and clinical development, business development and licensing and marketing. Since 2003, Dr. Muehler developed and managed multiple medical companies in the U.S. Among them were 3TP LLC d/b/a CAD Sciences (White Plains, NY), a medical software company developing an imaging solution for early detection of breast and prostate cancer, and Cellectar Biosciences, Inc. (Madison, WI), a biotech company developing new cancer therapeutics and cancer imaging agents. Dr. Muehler was also President and CEO of MicroMRI Inc. (Langhorne, PA), a medical device company developing solutions for improved osteoporosis diagnosis and therapy monitoring based on bone micro-architecture. He has been on the board of directors of multiple small medical technology companies. After moving to Munich in 2009, Dr. Muehler became managing director of the small healthcare private equity fund Palladius Healthcare GmbH (Munich, Germany), which acquired distressed medical technology companies. Thereafter, Dr. Muehler worked as interim manager and independent senior medical consultant with multiple assignments for clients in the pharmaceutical and medical device industries. Dr. Muehler presently serves as managing director of Xanomed GmbH, a German limited liability company, and is sole owner of Xanomed Holding USA, a Florida sole proprietorship.

Inderpal Singh. Mr. Singh joined Immunic in June 2021 as our General Counsel. He joined from Sandoz International GmbH, where he served as the Global Legal Head of Biopharma since January 2018. After earning his college degree in India, Mr. Singh qualified as an attorney with specialization in Corporate and Commercial Law at Johannes-Gutenberg University in Mainz, Germany. Mr. Singh completed two executive MBA programs at the University of Mannheim, Germany and INSEAD Business School in Fontainebleau, France. During his tenure at Sandoz and as a member of various leadership teams, he was responsible for all legal activities, including development, regulatory, and medical matters, as well as commercial operations, business development, alliance management and market access for biopharma. Before that, from 2015 through 2017, Mr. Singh served at Merck KGaA as Global Legal Head of Global Manufacturing and Supply and Regional Counsel of Middle East and Africa, Commonwealth of Independent States and Turkey. From 2013 to 2015, he was Legal Director (Europe) at Biogen Idec International GmbH. Earlier in his career, Mr. Singh spent 15 years in legal positions of increasing responsibility at Pfizer Deutschland GmbH and Pfizer Inc. (U.S.).

Patrick Walsh. Mr. Walsh joined Immunic in October 2021 as our Chief Business Officer. He joined from Akebia Therapeutics, Inc., where he served as Vice President of Business Development from July 2015 until October 2021 and completed an array of strategic transactions, including multiple partnerships, in-licenses, non-dilutive financings, and a merger. Mr. Walsh holds both an M.S. in molecular, cellular and developmental biology and an MBA from the University of Michigan and a B.A. in biology and economics from Colby College. Mr. Walsh was previously in Corporate Development at AVEO Oncology, during which time he worked on all aspects of business development. Earlier in his career, Mr. Walsh was a consultant to life science companies with Capgemini SE and was on the healthcare investment banking team at Leerink Partners.

Glenn Whaley. Mr. Whaley joined Immunic as Principal Accounting Officer and Controller in December 2019. In April 2020, he was promoted to the position of Vice President Finance, Principal Financial and Accounting Officer. In March 2022, he was promoted to the position of Chief Financial Officer. Mr. Whaley has more than 30 years of experience in accounting and finance roles. Prior to joining us, Mr. Whaley was Vice President of Finance at Pernix Therapeutics, a branded and generics pharmaceutical company, from March 2015 until May 2019. His responsibilities included Principal Financial and Accounting Officer, from November 2018 until May 2019, Principal Accounting Officer and Controller from December 2017 until November 2018 and Vice President of Financial Planning and Analysis from March 2015 until November 2017. Mr. Whaley was Vice President of Finance for Alvogen, Inc, a global pharmaceutical company, from May 2011 until March 2015. His responsibilities included Vice President Finance of U.S. Operations from August 2013 to March 2015 and Global Corporate Controller from May 2011 to August 2013. Prior to Alvogen, Mr. Whaley served as Corporate Controller for ImClone Systems, a biopharmaceutical company dedicated to developing biologic medicines in the area of oncology, from January 2007 to May 2011 and Senior Director of Financial Reporting from January 2005 to December 2006. Prior to ImClone Systems, Mr. Whaley served in financial roles at increasing levels of responsibility in public accounting and the pharmaceutical and telecommunications industries. Mr. Whaley holds a Bachelor of Science degree from Rutgers University Business School and is a Member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Biographical information for Dr. Daniel Vitt is set forth above in the section titled “Board of Directors and Corporate Governance.”

EXECUTIVE COMPENSATION

Processes and Procedures for Executive Compensation

Our compensation committee assists our board of directors in discharging its responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.

Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual executive incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.

Our nominating and governance committee has authority to review and recommend to the board compensation programs for our outside directors, although this role has been predominantly undertaken by our compensation committee, in consultation with members of our full board. Management generally does not have a role in the setting of director compensation. Our nominating and governance committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the nominating and governance committee as a whole.

From time to time, our compensation committee has engaged Aon Hewitt, an independent compensation consulting firm, to evaluate our levels and types of executive and director compensation and to recommend changes as appropriate. Among other objectives, Aon Hewitt has assisted the compensation committee in identifying a peer group of companies based on our current stage of development for the comparison of executive and director compensation, and has also provided to the compensation committee comparative data on executive and director compensation practices in our industry and general advice on our executive and director compensation programs. The compensation committee consults regularly with Aon Hewitt in connection with specific aspects of or questions relating to our executive and director compensation.

The compensation committee has the sole authority to approve the terms of any engagement of Aon Hewitt. Although our board of directors and compensation committee consider the advice and recommendations of our independent compensation consultants as to our executive and director compensation programs, our board of directors and compensation committee ultimately make their own decisions about these matters.

The compensation committee has a policy that requires any compensation consultant retained by the committee to be independent of the Company and management. The compensation committee reviewed the independence of Aon Hewitt in light of this policy, SEC rules and Nasdaq listing standards regarding compensation consultants and concluded that Aon Hewitt’s work for the compensation committee does not raise any conflict of interest.

Clawback Policy

We recently adopted a written compensation recovery policy in accordance with applicable Nasdaq rules, a copy of which was filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on February 22, 2024. The policy, which is effective as of October 2, 2023, generally provides that we will seek to recover incentive-based compensation received by any current or former executive officer, without regard to any fault or misconduct of such executive officer, in the event of an accounting restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws during the three completed fiscal years immediately preceding the date we determine that an accounting restatement is required. This policy supersedes the Compensation Recoupment Policy of the Company that was adopted and approved by the Board on July 2, 2020.

Say-on-Pay and Say-When-on-Pay

We hold our advisory vote on executive compensation (commonly known as a “say-on-pay” vote) every three years, and hold our advisory vote on the frequency of say-on-pay votes (commonly known as “say-when-on-pay” vote) every six years. We are holding an advisory say-on-pay vote at this year’s annual meeting of stockholders (see Proposal Number 3). The Compensation Committee annually reevaluates our compensation practices to determine how they might be improved.

Summary Compensation Table

Our named executive officers (“NEOs”) for the year ended December 31, 2023 are Dr. Daniel Vitt, our Chief Executive Officer and President; Dr. Duane Nash, our Executive Chairman; Dr. Andreas Muehler, our Chief Medical Officer; and Glenn Whaley, our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

Dr. Daniel Vitt	2023	585,042	341,880	---	284,917	---	1,211,839
Chief Executive Officer, President	2022	519,574	1,828,768	—	208,829	—	2,557,171

Dr. Duane Nash(4)	2023	363,000	144,355	---	141,570	---	648,925
Executive Chairman	2022	347,403	635,187	—	86,000	—	1,068,590

Dr. Andreas Muehler	2023	493,030	150,427	---	185,748	16,085	845,290
Chief Medical Officer	2022	445,875	865,160	—	137,912	15,786	1,464,733

Glenn Whaley	2023	415,000	125,356	---	161,850	---	702,206
Chief Financial Officer	2022	401,700	953,800	—	120,510	—	1,476,010

(1)	An exchange rate of 1.076 Euro to USD based on the average exchange rate for 2023 was used to convert payment amounts in euros for the table above for 2023. An exchange rate of 1.056 Euro to USD based on the average exchange rate for 2022 was used to convert payment amounts in euros for the table above for 2022. Dr. Vitt received payment of his salary in Euros. Dr. Muehler received payment in both USD and Euros.

(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 7 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)	For Dr. Muehler, represents a pension allowance.

(4)	For 2023 and 2022, the amount in the “Salary” column represents combined compensation for service as Executive Chairman and the cash retainer payable for service on the Company’s board of directors.

Pay Versus Performance Disclosure

In accordance with SEC rules, set forth below is our analysis of the relationship between the compensation actually paid to our Chief Executive Officer and other named executive officers (NEOs), and certain financial performance measures over the last three fiscal years.

Pay versus Performance Disclosure Table

Year	Summary Compensation Table Total for CEO ($)[1]	Compensation Actually Paid to CEO ($)[2]	Average Summary Compensation Table Total for Non-CEO NEOs ($)[3]	Average Compensation Actually Paid to Non-CEO NEOs ($)[4]	Value of Initial Fixed $100 Investment Based on: Company Total Shareholder Return ($)	Net Income (millions) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	1,211,839	1,229,519	732,140	752,923	9.81	(93.6)
2022	2,557,171	274,802	1,336,444	481,980	9.16	(120.4)
2021	1,935,915	784,229	1,209,075	796,055	62.92	(92.9)

1 The dollar amounts reported in this column are the amounts of total compensation reported for Daniel Vitt, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table in each applicable year.

2 The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Daniel Vitt as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Daniel Vitt during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation, as reported on the Summary Compensation Table, for Daniel Vitt for each year to determine the compensation actually paid:

Adjustments to Determine Compensation Actually Paid for CEO	2023	2022	2021
Total Compensation (from Summary Compensation Table)	$1,211,839	$2,557,171	$1,935,915
Minus amounts reported under the “Stock Awards” column in the Summary Compensation Table	—	—	—
Minus amounts reported under the “Option Awards” column in the Summary Compensation Table	(341,880)	(1,828,768)	(1,379,575)
Plus fair value as of the end of the reported year of awards granted during the reported year that remain unvested as of year end	393,594	234,357	754,846
Plus increase (or minus decrease) in fair value from the end of the prior year to the end of the reported year of awards granted prior to the reported year that were outstanding and unvested as of the end of the reported year	(18,927)	(624,700)	(394,128)
Plus increase (or minus decrease) in fair value from the end of the prior year to vesting date of awards granted prior to the reported year that vested during the reported year	(15,107)	(63,258)	(132,829)
Plus fair value as of the vesting date of any awards granted and vesting during the reported year	—	—	—
Minus fair value as of the last day of the prior year of any awards for which the vesting conditions failed during the reported year	—	—	—
Compensation Actually Paid to CEO	$1,229,519	$274,802	$784,229

3 The dollar amounts reported in this column represent the average of the amounts reported for the company’s named executive officers as a group (excluding Daniel Vitt) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Daniel Vitt) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Dr. Duane Nash, Dr. Andreas Muehler and Glenn Whaley; (ii) for 2022, Dr. Duane Nash, Dr. Andreas Muehler and Glenn Whaley; and (iii) for 2021, Dr. Duane Nash, Dr. Andreas Muehler and Glenn Whaley.

4 The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Daniel Vitt), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Daniel Vitt) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Daniel Vitt) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments to Determine Compensation Actually Paid for Non-CEO NEOs	2023	2022	2021
Total Compensation (from Summary Compensation Table)	$732,140	$1,336,444	$1,209,075
Minus amounts reported under the “Stock Awards” column in the Summary Compensation Table	—	—	—
Minus amounts reported under the “Option Awards” column in the Summary Compensation Table	(140,046)	(818,049)	(746,710)
Plus fair value as of the end of the reported year of awards granted during the reported year that remain unvested as of year end	110,496	88,651	304,478
Plus increase (or minus decrease) in fair value from the end of the prior year to the end of the reported year of awards granted prior to the reported year that were outstanding and unvested as of the end of the reported year	(6,053)	(203,166)	(142,320)
Plus increase (or minus decrease) in fair value from the end of the prior year to vesting date of awards granted prior to the reported year that vested during the reported year	(4,063)	2,394	29,586
Plus fair value as of the vesting date of any awards granted and vesting during the reported year	60,449	75,704	141,946
Minus fair value as of the last day of the prior year of any awards for which the vesting conditions failed during the reported year	—	—	—
Compensation Actually Paid for Non-CEO NEOs	$752,923	$481,980	$796,055

The following graph presents the Compensation Actually Paid to our CEO and other Named Executive Officers versus our Company’s 3-year cumulative Total Shareholder Return.

The following graph presents the Compensation Actually Paid to our CEO and other Named Executive Officers versus the Company’s Net Income.

Non-Equity Incentive Plan Compensation and Bonus

We offer our NEOs the opportunity to earn annual discretionary cash bonuses, as determined by our board of directors or the compensation committee annually at their discretion. Actual bonus amounts for our NEOs are determined by our compensation committee after consideration of Dr. Vitt’s recommendations (except with respect to his individual bonus). Our CEO makes recommendations to the compensation committee regarding annual bonus payouts for the executive officers other than himself and does not participate in any discussions with the compensation committee regarding his own compensation.

For 2023, annual bonuses were based on such factors as the board of directors and the compensation committee deemed appropriate, including a variety of individual and Company priorities and objectives relating to 2023, as well as each individual NEO’s performance as it related to his area of responsibility.

In January 2023, the board approved a 75.0% bonus payout for 2022 to each of Dr. Vitt, Dr. Muehler, and Mr. Whaley. The bonuses were paid in January 2023.

In January 2024, the board approved a 97.5% bonus payout for 2023 to each of Dr. Vitt, Dr. Muehler, and Mr. Whaley. The bonuses were paid in January 2024.

Agreements With Our Named Executive Officers

Dr. Daniel Vitt

On September 4, 2019, Dr. Daniel Vitt and Immunic AG entered into an addendum to the service agreement (the “Vitt Service Agreement”) dated September 29, 2016. This first addendum provided that Dr. Vitt would continue to serve on the management board of Immunic AG until August 31, 2021and would receive an annual salary of EUR 360,000, to be paid in 12 monthly installments, and an annual bonus of 33% of his annual base salary upon achievement of certain targets.

In January 2021 and effective September 1, 2021, Dr. Vitt and Immunic AG entered into a second addendum to the Vitt Service Agreement, which provided an annual salary increase to EUR 414,000, and an annual target bonus increase to 45%.

On January 10, 2022, Dr. Vitt and Immunic AG entered into a third addendum to the Vitt Service Agreement whereby Dr. Vitt will receive an annual salary of EUR 492,021, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 246,011.50 upon achievement of certain targets.

On January 16, 2023, Dr. Vitt and Immunic AG entered into a fourth addendum to the Vitt Service Agreement. Pursuant to the fourth addendum to the Vitt Service Agreement, Dr. Vitt will continue to serve on the management team of Immunic AG until December 31, 2023. Dr. Vitt will receive an annual salary, effective January 1, 2023, of EUR 543,166, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 271,583 upon achievement of certain targets.

On December 18, 2023, Dr. Vitt and Immunic AG entered into a fifth addendum to the Vitt Service Agreement, pursuant to which Dr. Vitt will continue to serve on the management team of Immunic AG until December 31, 2026. Dr. Vitt will receive an annual salary, effective January 1, 2024, of EUR 565,653, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 311,573 upon achievement of certain targets. In connection with the fifth addendum, Dr. Vitt was granted accelerated vesting of stock options upon termination of employment under specified circumstances and a one-year exercise period following termination, subject to specified conditions including providing post-employment assistance with the transition of his duties to other employees.

Duane Nash

On April 17, 2020, the Company entered into an employment agreement with the with Dr. Nash (the “Executive Chairman Agreement”). The Executive Chairman Agreement establishes an “at will” employment relationship pursuant to which Dr. Nash serves as Executive Chairman and contemplated a term that ends on October 15, 2020. Pursuant to the Executive Chairman Agreement, Dr. Nash is entitled to receive: (i) a monthly base salary of $25,417 (it being agreed that such fee shall be inclusive of any fees associated with Mr. Nash’s services as both a director of the Company and in the capacity of Executive Chairman), (ii) employee benefits including, health insurance, dental insurance, basic life and accidental death and dismemberment insurance, long and short term disability insurance and participation in the Company’s 401(k) Plan, and (iii) reimbursements for pre-approved reasonable business-related expenses incurred in good faith in the performance of the Mr. Nash’s duties for the Company.

On October 15, 2020, the Company and Mr. Nash entered into an addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to April 15, 2021. The Company agreed to make a one-time award to Mr. Nash of 120,000 stock options, which vest in six monthly installments starting on November 15, 2020. On April 15, 2021, the Company and Dr. Nash entered into a second addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to April 15, 2022. In connection therewith, the Company made a one-time award of 90,000 stock options to Dr. Nash, which began to vest monthly over a period of 12 months commencing on May 15, 2021, and increased Dr. Nash’s monthly base salary to $27,960 from $25,417.

On March 15, 2022, the Company and Dr. Nash entered into a third addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to December 31, 2022. In connection therewith, the Company made a one-time award of 75,000 stock options to Dr. Nash, which will vest monthly over a period of 12 months commencing on April 10, 2022, and increased Dr. Nash’s monthly base salary to $29,358 from $27,960.

On December 28, 2022, the Company and Dr. Duane Nash entered into Addendum Number 4 to the Executive Chairman Agreement dated April 17, 2020, to extend the term of Dr. Nash’s employment as Executive Chairman of the Board of Directors of the Company to December 31, 2023. In connection with the addendum, the Company increased Dr. Nash’s monthly base salary to $30,250 from $29,358. On October 17, 2023, the Company and Dr. Duane Nash entered into Addendum Number 5 to the Executive Chairman Agreement to extend the term of Dr. Nash’s employment as Executive Chairman of the Board of Directors of the Company to December 31, 2024. In connection with the addendum, the Company increased Dr. Nash’s monthly base salary to $32,368 from $30,250.

Dr. Andreas Muehler

Service Agreement with Immunic AG

On September 4, 2019, Immunic AG entered into an addendum to the Service Agreement (as amended, the “Muehler Service Agreement”), dated August 22, 2016, between Immunic AG and Dr. Andreas Muehler, our Chief Medical Officer. The Muehler Service Agreement provided that Dr. Muehler would continue to serve on the management board of Immunic AG until August 31, 2021, would receive an annual salary of EUR 154,000, to be paid in 12 monthly installments, and an annual bonus of 30% of his annual base salary upon achievement of certain targets.

On June 10, 2021, Dr. Muehler and Immunic AG entered into a second addendum to the Muehler Service Agreement, pursuant to which Dr. Muehler’s annual salary was increased to EUR 177,100 and his annual target bonus was increased to 35%.

On January 10, 2022, Dr. Muehler and Immunic AG entered into a third addendum to the Muehler Service Agreement. Pursuant to this third amendment, Dr. Muehler will continue to serve on the management team of Immunic AG until December 31, 2023, and will receive an annual salary of EUR 204,155, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 81,662 upon achievement of certain targets.

On January 16, 2023, Dr. Muehler and Immunic AG entered into a fourth addendum to the Muehler Service Agreement, dated August 22, 2016, as amended September 4, 2019, June 10, 2021 and January 10, 2022, between Immunic AG and Dr. Andreas Muehler, the Company’s Chief Medical Officer. Pursuant to the Amended Muehler Agreement, Dr. Muehler will continue to serve on the management team of Immunic AG until December 31, 2023. Dr. Muehler will receive an annual salary of EUR 223,768, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 89,507.20 upon achievement of certain targets.

On December 18, 2023, Dr. Muehler and Immunic AG entered into a fifth addendum to the Muehler Service Agreement, pursuant to which Dr. Muehler will continue to serve on the management team of Immunic AG until December 31, 2026. Dr. Muehler will receive an annual salary of EUR 231,825, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 92,730 upon achievement of certain targets. In connection with the Muehler Service Agreement, Dr. Muehler was granted accelerated vesting of stock options upon termination of employment under specified circumstances and a one-year exercise period following termination, subject to specified conditions including providing post-employment assistance with the transition of his duties to other employees.

Employment Agreement with Immunic, Inc.

On September 4, 2019, Dr. Muehler also entered into a separate employment agreement (the “Muehler Employment Agreement”) with the Company. The Muehler Employment Agreement provided that Dr. Muehler would continue to serve as Chief Medical Officer until August 31, 2021, and would dedicate approximately 40% of his time to the affairs of the Company and approximately 60% of his time to the affairs of Immunic AG. The Muehler Employment Agreement provided for an annual salary of $180,000 USD and an annual bonus of at least 18% of his annual base salary upon achievement of certain targets. Dr. Muehler also received an inaugural equity award of an option to purchase 40,000 shares of Company common stock. Dr. Muehler is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company. Effective September 1, 2020, Dr. Muehler’s annual base salary was increased to $198,000. In June 2021 and effective September 1, 2021, Dr. Muehler’s annual base salary under the Muehler Employment Agreement was increased to $227,000 USD, and his yearly target bonus was increased to 35%.

Effective January 10, 2022, Dr. Muehler’s base salary that is paid by the Company was increased from $227,000 to $230,287, and his targeted yearly bonus was changed to up to $92,114.80 upon achievement of certain targets.

On December 19, 2023, Dr. Muehler also entered into a separate employment agreement (“Second Muehler Employment Agreement”) with the Company. The Second Muehler Employment Agreement provides that Dr. Muehler will continue to serve as Chief Medical Officer until December 31, 2026, and will dedicate approximately 50% of his time to the affairs of the Company and approximately 50% of his time to the affairs of Immunic AG. The agreement provides for an annual salary of $250,000 USD and an annual bonus of at least 40% of annual base salary upon achievement of certain targets. Dr. Muehler is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company.

If Dr. Muehler’s employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Muehler Employment Agreement), he is entitled to (i) twelve months’ base salary, (ii) any accrued but unpaid annual bonus for the fiscal year ended prior to termination, and (iii) reimbursement of certain COBRA premiums. Additionally, all of his outstanding equity awards will vest and become exercisable.

Glenn Whaley

On November 21, 2019, the Company and Mr. Whaley entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Whaley initially served as Principal Accounting Officer and Controller, and he was promoted in April 2020 to Vice President Finance, Principal Financial and Accounting Officer. The Offer Letter provided for an annual base salary of $295,000 and an annual bonus of 30% of annual base salary upon achievement of certain targets. Effective September 1, 2020, Mr. Whaley’s annual base salary was increased to $320,000. On June 10, 2021, the Company and Mr. Whaley entered into an employment agreement (the “Whaley Employment Agreement”) which provided for an annual salary of $390,000 and an annual bonus of at least 35% of annual base salary upon achievement of certain targets. Effective January 1, 2022, Mr. Whaley’s salary was increased to $401,700 and a yearly target bonus was increased to 40%. Mr. Whaley is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company.

On March 10, 2022, Mr. Whaley was promoted to Chief Financial Officer. In connection with the appointment, the Company made a one-time award to Mr. Whaley of an option to purchase 40,000 shares of the Company’s common stock, of which 25% of the shares vested on March 10, 2023, with the remainder vesting monthly thereafter over a total of 36 months.

Potential Payments Upon Termination or Change in Control

Dr. Vitt is entitled to severance of one year’s salary and a bonus upon (i) the conclusion of his term of service under the Vitt Service Agreement, as such term may be further amended or extended, or (ii) the termination of his service before December 31, 2026, in each case provided that such non-extension or termination is not due to serious cause.

Upon Dr. Nash’s termination of employment for any reason, Dr. Nash shall receive (a) a lump sum payment on the Date of Termination in an amount equal to the sum of the earned but unpaid Base Salary through Date of Termination (Base Salary and Date of Termination as defined in the Executive Chairman Agreement); plus (b) any other benefits or rights accrued or earned through his Date of Termination in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company.

Dr. Muehler is entitled to severance of one year’s salary and a bonus upon (i) the conclusion of his term of service under the Amended Muehler Service and Employment Agreement, as such term may be amended or extended, or (ii) the termination of his service before December 31, 2026, in each case provided that such non-extension or termination is not due to serious cause.

If Mr. Whaley’s employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Whaley Employment Agreement), Mr. Whaley is entitled to (i) twelve months’ base salary, (ii) any accrued but unpaid annual bonus for the fiscal year ended prior to termination, (iii) reimbursement of certain COBRA premiums, and (iv) 50% of his outstanding equity awards will vest and become immediately exercisable.

The equity awards granted to our NEOs provide for accelerated vesting in connection with a change in control in limited circumstances, as described below.

2019 Omnibus Equity Incentive Plan, as Amended

Our 2019 Omnibus Equity Incentive Plan, as Amended on June 28, 2023 and March 4, 2024 (the “Plan”), provides that in the event of a Corporate Transaction, as defined in the Plan, (i) with respect to unvested awards, unless such awards are assumed by the acquiring or succeeding corporation or replaced with equivalent awards, the administrator will cancel such awards (unless the administrator accelerates their vesting), and (ii) with respect to vested awards, the administrator may (a) allow grantees to exercise such awards within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding awards that remain unexercised upon consummation of the Corporate Transaction, or (b) cancel any or all of such outstanding awards in exchange for a payment equal to the amount that the grantee would have received (net of the exercise price) if such vested awards were exercised immediately prior to the consummation of the Corporate Transaction.

In addition, pursuant to their stock option agreements, certain optionees, including our named executive officers who have awards under the Plan, are eligible for full vesting acceleration of their outstanding options in the event their service is terminated other than for cause.

Outstanding Equity Awards as of March 31, 2024

The following table sets forth certain information concerning outstanding equity for our named executive officers as of March 31, 2024. The Company is presenting this information as of March 31, 2024, rather than as of fiscal year-end December 31, 2023, because of the repricing of certain stock options in March 2024 (as described in note 2 to the table) and material grants of stock options on January 17, 2024.

		OUTSTANDING OPTION AWARDS AS OF MARCH 31, 2024
Name	Vesting Commencement Date (1)	Securities Underlying Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price as of December 31, 2023 ($)	Option Exercise Price as of March 31, 2024 ($) (2)	Option Expiration Date
Dr. Daniel Vitt	1/17/2024	---	1,160,000	1.21	1.21	1/17/2034
Chief Executive Officer, President	1/2/2023	87,500	212,500	1.40	1.40	1/23/2033
	6/15/2022	4,375	5,625	3.40	1.72	6/15/2032
	1/3/2022	116,458	98,542	10.73	1.72	1/3/2032
	3/1/2021	86,250	28,750	15.72	1.72	3/1/2031
	7/2/2020	73,336	6,664	12.30	1.72	7/2/2030
	8/1/2019	65,000	---	13.29	1.72	8/1/2029

Dr. Duane Nash	1/17/2024	50,000	250,000	1.21	1.21	1/17/2034
Executive Chairman	1/2/2023	132,000	---	1.40	1.40	1/2/2033
	6/15/2022	10,000	---	3.40	1.72	6/15/2032
	3/10/2022	75,000	---	10.88	1.72	3/10/2032
	6/10/2021	10,000	—	14.77	1.72	6/10/2031
	4/15/2021	90,000	—	15.44	1.72	4/15/2031
	10/22/2020	120,000	—	17.00	1.72	10/22/2030
	7/2/2020	45,000	—	12.30	1.72	7/2/2030
	7/22/2019	29,959	—	13.63	1.72	7/22/2029

Glenn Whaley	1/17/2024	---	295,400	1.21	1.21	1/17/2034
Chief Financial Officer	1/2/2023	32,083	77,917	1.40	1.40	1/2/2033
	6/15/2022	4,375	5,625	3.40	1.72	6/15/2032
	3/10/2022	20,000	20,000	10.88	1.72	3/10/2032
	1/3/2022	37,916	32,084	10.73	1.72	1/3/2032
	3/1/2021	30,000	10,000	15.72	1.72	3/1/2031
	7/2/2020	27,500	2,500	12.30	1.72	7/2/2030
	4/29/2020	14,688	312	8.84	1.72	4/29/2030
	12/1/2019	15,000	---	7.37	1.72	12/1/2029

Dr. Andreas Muehler	1/17/2024	---	335,400	1.21	1.21	1/17/2034
Chief Medical Officer	1/2/2023	38,500	93,500	1.40	1.40	1/2/2033
	6/15/2022	4,375	5,625	3.40	1.72	6/15/2032
	1/3/2022	54,166	45,834	10.73	1.72	1/3/2032
	3/1/2021	48,750	16,250	15.72	1.72	3/1/2031
	7/2/2020	40,336	3,664	12.30	1.72	7/2/2030
	8/12/2019	10,000	---	13.34	1.72	8/12/2029
	8/1/2019	30,000	---	13.29	1.72	8/1/2029

(1) All options vest 25% on the first anniversary of the vesting commencement date and then in monthly installments over the following 36 months.

(2) At a Special Meeting of Stockholders held on March 4, 2024, our stockholders approved the repricing of outstanding stock options having an exercise price above $3.00 per share to the greater of $1.72 and 110% of the closing price on a future repricing date to be set by the board of directors. Our board of directors then determined that the repricing date will be March 4, 2024 and that the exercise price of options having an exercise price above $3.00 per share will be repriced to $1.72 per share, which is greater than $1.683 (110% of the closing price of $1.53 on March 4, 2024).

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers in the U.S. are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Plan.” Our NEOs in Germany receive health benefits through the German national healthcare system.

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Currently, we do not make matching contributions into the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all matching contributions, if any, are deductible by us when made.

Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of March 31, 2024. All outstanding option awards relate to our common stock.

Plan Category	Number of securities to be issued upon exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	—	—	—
2021 Employee Stock Purchase Plan (1):	—	—	1,000,011
Amended 2019 Omnibus Equity Compensation Plan (2):	10,318,323	$1.68	9,131,506
Assumed Vital Equity Compensation Plans:	—	—	89,561
Equity compensation plans not approved by security holders:	—	—	—

Total	10,318,323		10,221,078

(1) At a Special Meeting of Stockholders held on March 4, 2024, our stockholders approved an amendment to our Amended and Restated 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for delivery under such plan by 1,000,000 shares to a total of 1,200,000 shares.

(2) At a Special Meeting of Stockholders held on March 4, 2024, our stockholders approved an amendment to our 2019 Omnibus Equity Incentive Plan, as Amended, to increase the number of shares of common stock authorized for issuance by 9,100,000 shares to a total of 19,448,871 shares.

Compensation Committee Report

The compensation committee (which, as of the date below, is composed of the undersigned directors) has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our board of directors that such information be included in this proxy statement.

The report of the compensation committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Immunic under the Securities Act or the Exchange Act, except to the extent Immunic specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Tamar Howson, Chair
Maria Törnsén
Dr. Richard Rudick

April 23, 2024

RELATED PERSON TRANSACTIONS

Related Person Transactions

We have not been a party to any transactions in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related Person Transactions Policy

We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”

For purposes of our policy only, a “related person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by the board, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by the affirmative vote of seventy-five percent (75%) of our disinterested directors then in office in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our audit committee for review and recommendation for approval to our board of directors. In considering related person transactions, our audit committee and board of directors take into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of March 31, 2024 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 90,079,016 shares of our common stock outstanding as of March 31, 2024.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before May 30, 2024 which is 60 days after March 31, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table does not include shares of common stock issuable pursuant to the exercise of pre-funded warrants, which are immediately exercisable and remain exercisable until exercised in full for an exercise price of $0.0001 per share of common stock. However, under the terms of the pre-funded warrants, a stockholder may not exercise the pre-funded warrants to the extent such exercise would cause such stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% (or for stockholders who so elect, 5.99%) of our then outstanding shares of common stock following such exercise (excluding for purposes of such determination shares of common stock issuable upon exercise of such pre-funded warrants which have not been exercised). The amounts set forth in the table below give effect to such beneficial ownership limitations. For each stockholder in the table below for which such beneficial ownership limitations apply, the number of shares of common stock issuable pursuant to the exercise of pre-funded warrants held by such stockholder is set forth in the footnote for such stockholder. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
RTW Investments, LP(1)	8,902,972	9.88%
BVF Inc.(2)	8,902,972	9.88%
Avidity Partners Management LP(3)	8,902,972	9.88%
Soleus General Partners(4)	7,293,007	8.09%
Janus Henderson Group plc(5)	6,993,007	7.76%
Adage Capital Partners LP(6)	5,594,406	6.21%

Named Executive Officers and Directors:
Duane D. Nash, M.D., J.D.(7)	633,991	*
Tamar Howson(8)	79,625	*
Dr. Andreas Muehler(9)	562,499	*
Dr. Jörg Neermann(10)	179,625	*
Barclay Phillips(11)	79,625	*
Maria Törnsén (12)	36,888	*
Dr. Daniel Vitt(13)	839,793	*
Glenn Whaley(14)	219,882	*
Dr. Richard Rudick(15)	26,221	*
All directors and executive officers as a group and certain former named executive officers (9 people)	2,658,149	3.0%

* Less than 1%.

(1)	Based on Schedule 13G/A filed on February 14, 2023 by RTW Investments, LP as the investment advisor to certain funds with respect to shares directly held by such funds; and based on the purchase of common stock by funds for which RTW Investments, LP is the investment manager, in the private placement transaction, which closed on January 8, 2024. The address of RTW Investments, LP is 40 10th Avenue, 7th Floor, New York, NY 10014. The amounts exclude an additional 1,026,762 shares of common stock underlying pre-funded warrants with a 9.99% beneficial ownership limitation. The amounts set forth in the table above give effect to such beneficial ownership limitations.

(2)	Based on Schedule 13G filed on January 18, 2024 by BVF, Inc. The address of BVF, Inc. is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The amounts exclude an additional 8,580,151 shares of common stock underlying pre-funded warrants with a 9.99% beneficial ownership limitation. The amounts set forth in the table above give effect to such beneficial ownership limitations.

(3)	Based on Schedule 13G filed on January 16, 2024 by Avidity Partners Management LP, and based on the purchase of common stock by entities affiliated with Avidity Partners Management LP in the private placement transaction, which closed on January 8, 2024. The address of Avidity Partners Management LP is 2828 N. Harwood Street, Suite 1220, Dallas, Texas 75201. The amounts exclude an additional 1,586,651 shares of common stock underlying pre-funded warrants with a 9.99% beneficial ownership limitation. The amounts set forth in the table above give effect to such beneficial ownership limitation.

(4)	Based on Schedule 13G filed on January 10, 2024 by entities affiliated with Soleus General Partners. The address of Soleus General Partners is 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(5)	Beneficial ownership of Janus Henderson Group plc is calculated based on the purchase of common stock in the private placement transaction, which closed on January 8, 2024. The address of Janus Henderson Group plc is 201 Bishopsgate EC2M 3AE, United Kingdom.

(6)	Beneficial ownership of Adage Capital Partners LP is calculated based on the purchase of common stock in the private placement transaction, which closed on January 8, 2024.

(7)	Consists of 22,032 shares of Common Stock and 611,959 options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

(8)	Consists of options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

(9)	Consists of 14,406 shares of Common Stock held directly; 22,863 shares held in the Employee Stock Purchase Plan; 284,480 shares of common stock held through Xanomed UG (haftungsbeschränkt), an entity controlled by Dr. Muehler; and 240,750 options to purchase shares of common stock, which are exercisable within sixty (60) days of March 31, 2024.

(10)	Consists of 100,000 shares of Common Stock and 79,625 options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

(11)	Consists of options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

(12)	Consists of options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

(13)	Consists of 14,000 shares of Common Stock held directly; 362,877 shares of Common Stock held through Listrax UG (haftungsbeschränkt), an entity controlled by Dr. Vitt; and 462,916 options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

(14)	Consists of 25,510 shares of Common Stock and 194,372 options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

(15)	Consists of 26,221 options to purchase shares of Common Stock, which are exercisable within sixty (60) days of March 31, 2024.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2023.

Fiscal Year 2023 Annual Report

Our financial statements for our fiscal year ended December 31, 2023 are included in our 2023 annual report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2023 annual report are posted on our website at http://www.imux.com and at the website of SEC at www.sec.gov. You may also obtain a copy of our 2023 annual report without charge by sending a written request to Immunic, Inc., Attention: Investor Relations, 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attention: Investor Relations.

Company Website

We maintain a website at www.imux.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing Immunic’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2025 ANNUAL MEETING

Stockholder Proposals for Inclusion in Proxy Statement

Stockholders may present proper proposals (other than nominations of directors) for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal with all relevant information at our principal executive offices no later than the close of business on December 23, 2024; provided that in the event that the date of the 2025 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, the relevant information must be received by the Company no later than the deadline set forth in a public announcement to be made by the Company, which deadline will be a reasonable time after that public announcement and a reasonable time before the Company begins to print and send its proxy materials for the 2025 annual meeting. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200
New York, New York 10036

Director Nominations by a Stockholder Intending to Solicit Proxies for the 2025 Annual Meeting

In addition to satisfying all applicable requirements under the Company’s bylaws, to comply with the SEC’s universal proxy rules for our 2025 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025; provided that in the event that the date of the 2025 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, then such written notice must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement

Our bylaws also establish an advance notice procedure for stockholders who wish to (i) present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement or (ii) nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2025 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2025 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the corporate secretary at Immunic’s principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 11, 2025, and

•	not later than March 13, 2025.

In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary date of the 2024 annual meeting, then such written notice must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. Notices should be addressed to:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200
New York, New York 10036

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance-Requirements for Stockholder Recommendations of a Candidate to our Board.”

*********

We know of no other matters to be submitted at the 2024 annual meeting. If any other matters properly come before the 2024 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2024 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

New York, New York
April 23, 2024

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNIC, INC.

June 11, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy

card are available at - http://www.astproxyportal.com/ast/22742/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000001000 3	61124

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, “FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors for a term expiring at the 2027 Annual Meeting of Shareholders		2.	Ratification of appointment of Baker Tilly US, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2024	☐	☐	☐
					FOR	AGAINST	ABSTAIN
	NOMINEES:		3.	Approval, by non-binding advisory vote, of the resolution approving named executive officer compensation.	☐	☐	☐

☐	FOR ALL NOMINEES	Dr. Daniel Vitt		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Nominees in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Dr. Duane Nash

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.